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                                                                    EXHIBIT 23.4

                    [LETTERHEAD OF JUPITER COMMUNICATIONS]



                                Disclosure Form
                                ---------------


        Jupiter Communications, LLC hereby grants theglobe.com, inc. permission to disclose information from the 1998 Online Advertising Report and the 1998 Online Shopping Report, which is referenced and credited on pages 38 and 39 of theglobe.com, inc. Form S-1 Registration Statement, Registration No. 333-59751.


                                        JUPITER COMMUNICATIONS, LLC

                                        /s/ Yvette DeBow
                                        -------------------------------
                                        Name:  Yvette DeBow
                                        Title: Vice President, Research

9-25-98
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Date